Exhibit 99.1

Perfect Moment Reports Preliminary Fiscal Q4 and Full Year Results

Company Marks Beginning of Transformation with Structural Changes for Scale

LONDON, June 17, 2025 – Perfect Moment Ltd. (NYSE American: PMNT), the high-performance luxury skiwear and lifestyle brand, reported preliminary unaudited financial results for its fiscal fourth quarter and year ended March 31, 2025.

Despite broader market softness impacting luxury apparel, in the fourth fiscal quarter Perfect Moment is expected to deliver a 2.6% increase in revenue to $5.0 million. For the full year, revenue is expected to decline 12% to $21.4 million. However, excluding the Hugo Boss collaboration which ended in fiscal 2024, revenue rose an estimated 1% year-over-year.

Revenue was lower in part due to one of the company’s largest wholesale customers, Matches Fashion, filing for bankruptcy. Alongside increased investment in leadership, infrastructure, and brand positioning, this adversely impacted operating results. As a result, the company expects to report a net loss of approximately $16.0 million for FY25.

“This past year has been one of consolidation and transformation,” stated Perfect Moment chairman, Max Gottschalk. “We’ve taken decisive steps to meaningfully upgrade our management team, address inefficiencies and instill a culture of operational discipline. I’m extremely excited about the trajectory we are now on—and this is just the beginning.”

Under the new senior leadership, including key hires from Canada Goose, LVMH, and Timberland, the company is executing a renewed strategy focused on profitability and building long-term brand equity. While still in the early stages, these efforts have already begun to bear fruit:

●	Record Wholesale Order Book: Perfect Moment has secured over $12.7 million in wholesale pre-orders for the Autumn/Winter 2025 season—a 30% increase from the prior year and the highest in company history (excluding collaborations).

●	Sales Force Expansion: Five new regional agencies were signed and 50 new accounts have been opened globally since September.

●	Margin Expansion and Operating Cost Savings: Major efficiency programs were implemented, including the launch of U.S. and European distribution hubs and improved logistics, resulting in reduced duties and costs.

●	Reduced Discounting: Improved full-price sell-through and reduced reliance on promotions, demonstrating increasing pricing power and strong consumer demand.

“Since I joined Perfect Moment in February, we’ve made rapid progress in laying the foundation for long-term, profitable growth,” noted company CFO and COO, Chath Weerasinghe. “Our ability to increase orders, improve margins, and grow our global presence despite the macroeconomic headwinds is a testament to the strength of our brand and the capabilities of our new leadership team.”

Perfect Moment also reported exceptional growth in digital engagement and brand visibility—further reinforcing the brand’s positioning as a global luxury icon well ahead of its current revenue base:

●	934M+ Social Audience Reached: Content posted by celebrities, fashion models, and global influencers (KOLs) organically reached more than 934 million people in FY25, reinforcing Perfect Moment’s status in the cultural zeitgeist.

●	16.6 Billion+ Monthly Unique Visitors (UVPM): Global digital media coverage drove more than 16.6 billion monthly unique visitors aggregated over a 12-month period, a 108% year-over-year increase and placing Perfect Moment on par with leading global lifestyle brands such as Apple and Nike.

●	Social Media Growth: Followers across Instagram, Facebook, and TikTok exceeded 440,000, a 15% YoY increase, highlighting Perfect Moment’s growing community of highly engaged customers and advocates.

Fiscal 2025 also included a successful high-profile collaboration with Diageo’s Johnnie Walker Blue Label and the recently announced BWT Alpine Formula 1 Team which elevate the company’s brand prestige across the performance and fashion spheres.

Looking ahead, the company plans to further expand beyond ski into year-round luxury outerwear and accessories, addressing a $30 billion+ global market that is growing at a 6.7% CAGR.

“Our strategy is clear: to expand from slope to après, blending technical performance with fashion-led design across seasons,” said Jane Gottschalk, president and chief creative officer. “We have built a community, not just a customer base, and we are ready to take our brand to the next level.”

Perfect Moment plans to issue its FY25 audited results before the end of the month.

About Perfect Moment LTD

Perfect Moment is a high-performance luxury skiwear and lifestyle brand that blends technical excellence with fashion-forward designs, creating pieces that effortlessly transition from the slopes to the city, the beach, and beyond.

The brand was born in 1984 in the mountains of Chamonix, France, as the vision of extreme sports filmmaker and professional skier, Thierry Donard. The brand has been built on a sense of adventure which it has sustained for more than 40 years. Fueled by his personal experiences, Donard was driven by a desire to create pieces that offered quality, style and performance, pushing the wearer in the pursuit of every athlete’s dream: to experience ‘The Perfect Moment.’

In 2012, British-Swiss entrepreneurial couple Jane and Max Gottschalk took ownership of the brand. Under Jane’s creative direction, Perfect Moment was injected with a new style focus, one that reignited the spirit of the heritage brand, along with a commitment to improving fit, performance and the use of best-in-class functional materials. As such, the designs evolved into distinct statement pieces synonymous with the brand as we know it today.

Today, the brand is available globally, online and at major retailers, including MyTheresa, Net-a-Porter, Harrods, Selfridges, Saks, Bergdorf Goodman and Neiman Marcus.

Learn more at www.perfectmoment.com.

Definition of Key Opinion Leaders (KOLs)

The company defines a key opinion leader (KOL) as a person who is considered an expert on a certain topic and whose opinions are respected by the public due to their trajectory and the reputation they have built. They are typically identified by their reach, social media following and stature. KOL may include but is not limited to celebrities, social media influencers, fashion models, contributors to media publications, and noted members of the fashion industry. There is no official listing or accreditation of KOLs, so the term is subjective, and therefore the list and definition may vary from company to company. The source of the KOLs, social media and audience reach statistics provided in this release are reports by the company’s public relations firm. No reliance should be made upon their accuracy or timeliness.

Forward-looking Statements

The results reported in this press release are preliminary and unaudited and are subject to change. The company has not yet completed its annual financial close process for the fiscal 2025 fourth quarter and full fiscal year, and its independent auditors have not completed their audit of the company’s financial statements for the full fiscal year ended March 31, 2025. The financial results in this earnings report do not present all necessary information for an understanding of the company’s results of operations for the fiscal 2025 fourth quarter and full fiscal year. As the company completes its financial close process and finalizes its financial statements, and as its independent auditors complete their review of the company’s financial statements for the fiscal year ended March 31, 2025, it is possible the company may identify items that require adjustments to the preliminary financial information set forth in this press release, and those changes could be material. The company does not intend to update such financial information prior to the filing of its Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”) for the fiscal year ended March 31, 2025, except as otherwise required by law.

This release contains forward-looking statements that relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “expect”, “anticipate”, “believe”, “may”, “will” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to our use of proceeds from the transaction. Forward-looking statements are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties described in the company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the company’s Form 10-K for the year ended March 31, 2024 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

Company Contact

Julie Robinson, Brand Director

Perfect Moment

Tel +44 7595178702

Email contact

Investor Contact

CMA Investor Relations

Tel (949) 432-7554

Email contact